As filed with the Securities and Exchange Commission on December 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	98-0585280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

32 Victoria Street

Hamilton, Bermuda HM 12

(Address of Principal Executive Offices, including zip code)

Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan

James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan

James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(Name and address of agent for service)

(212) 299-5600

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Henderson, Esq. Andrew S. Rodman, Esq. Bryan Cave LLP 1290 Avenue of the Americas New York, NY 10104 (212) 541-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐   Accelerated filer  ☐      Non-accelerated filer  ☒     Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amounts to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Registration Fee
Common Shares, $0.0002 par value
Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan	2,161,250 shares(2)	$15.51	(3)	$33,520,988	$3,895.14
James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan	3,171,150 shares(4)	$21.00	(5)	$66,594,150	$7,738.24
James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan	50,000 shares(6)	$21.00	(5)	$1,050,000	$122.01

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares par value $0.0002 per share (the “Common Shares”), of James River Group Holdings, Ltd.’s (the “Registrant”), that may from time to time be offered or issued under the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan (the “Equity Incentive Plan”), the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “2014 Long-Term Incentive Plan”) or the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (the “2014 Director Incentive Plan”) by reason of any share splits, share dividends, recapitalization or other similar transactions.

(2)	Represents Common Shares reserved for issuance upon the exercise of outstanding share options granted under the Equity Incentive Plan as of the date of this registration statement. Following the consummation of the Registrant’s initial public offering of the Common Shares (the “IPO”), no further share award grants will be made under the Equity Incentive Plan.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of outstanding options under the Equity Incentive Plan of $15.51 per share.

(4)	Represents Common Shares reserved for issuance under the 2014 Long-Term Incentive Plan.

(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of an assumed offering price of $21.00 per common share, the initial public offering price set forth on the cover page of the Registrant’s final prospectus relating to the IPO, filed with the Securities and Exchange Commission on December 12, 2014 pursuant to Rule 424(b) under the Securities Act.

(6)	Represents Common Shares reserved for issuance under the 2014 Director Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 are omitted from this Registration Statement (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 and will be delivered to participants in the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan, the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan or the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan, which are covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Commission by James River Group Holdings, Ltd. (the “Registrant”), are incorporated by reference in this Registration Statement:

(a)          The Registrant’s prospectus filed with the Commission on December 12, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-199958); and

(b)          The description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 8-A filed on December 9, 2014 (File No. 001-36777) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of amending such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

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Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Bye-law 55 of the Registrant’s bye-laws provides, among other things, that the Registrant shall indemnify its directors and officers. Specifically, bye-law 55 provides that the Registrant’s directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act, 1981 of Bermuda (the “Companies Act”) prohibitions described below, be indemnified by the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or any bankers or other persons with whom any moneys or effect belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. The Registrant is not required, however, to indemnify any person for the fraud or willful misconduct of such person.

Bye-law 55 of the Registrant’s bye-laws also provides that, except with respect to matters involving fraud or willful misconduct of the Registrant’s directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Registrant. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Registrant has entered into indemnification agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Registrant’s directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in the Registrant’s right, arising out of such person’s services as the Registrant’s director or executive officer, any of the Registrant’s subsidiaries or any other company or enterprise to which the person provided services at the Registrant’s request.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.	EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

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Item 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina on December 16, 2014.

James River Group Holdings, Ltd.

By:	/s/ J. Adam Abram
J. Adam Abram
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint J. Adam Abram, Robert P. Myron, Gregg Davis and each of them, as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver this Registration Statement on Form S-8, and any and all amendments thereto; such registration statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date
/s/ J. Adam Abram	Chief Executive Officer and Chairman of the Board	December 16, 2014
J. Adam Abram	(Principal Executive Officer)

/s/ Robert P. Myron	President, Chief Operating Officer and Director	December 16, 2014
Robert P. Myron

/s/ Gregg T. Davis	Chief Financial Officer	December 16, 2014
Gregg T. Davis	(Principal Financial Officer)

/s/ Michael E. Crow	Principal Accounting Officer	December 16, 2014
Michael E. Crow

/s/ Bryan Martin	Director	December 16, 2014
Bryan Martin

/s/ Michael T. Oakes	Director	December 16, 2014
Michael T. Oakes

/s/ R.J. Pelosky, Jr	Director	December 16, 2014
R.J. Pelosky, Jr.

/s/ David Zwillinger	Director	December 16, 2014
David Zwillinger

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EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Conyers, Dill & Pearman Limited

23.1	Consent of Ernst & Young LLP

23.2	Consent of Conyers, Dill & Pearman Limited (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of Registrant’s Registration Statement on Form S-1 filed with the Commission on November 7, 2014 (File No. 333-199958)

99.2	James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Amendment No. 1 to Registrant’s Registration Statement on Form S-1 filed with the Commission on November 24, 2014 (File No. 333-199958)

99.3	James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.15 of Amendment No. 1 to Registrant’s Registration Statement on Form S-1 filed with the Commission on November 24, 2014 (File No. 333-199958)

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